150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20180134871-55**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **03/26/2018 11:45 AM**
	Entity Number **C7725-1999**

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Aeagle Aerial Systems Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

10% Series A Cumulative Redeemable Perpetual Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 2. Dividends.

(a) Holders of issued and outstanding Series A Preferred Shares on March 21, 2018 shall be entitled to receive all accrued but unpaid dividends prior to September 30, 2017 in additional Series A Preferred Shares. The total number of additional Series A Preferred Shares to be issued shall be 241,599.

5. Effective date of filing: (optional) March 26, 2018

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X Louis D. Schott (signature)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(b) The Series A Preferred Shares to be issued in lieu of a cash payment of the accrued and unpaid dividends prior to September 30, 2017, is equal to $0.25749 per share.

(c) The holders of the Series A Preferred Shares that were originally issued by the Company after September 30, 2017 shall not be entitled to receive any dividends on those Series A Preferred Shares.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 26, 2018

Job Number: C20180326-1195
Reference Number: 00010930224-31
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180134871-55	Amended Designation	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20180326-1195

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske	20180134871-55
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/26/2018 11:45 AM
	Entity Number C7725-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Aeagle Aerial Systems Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

10% Series A Cumulative Redeemable Perpetual Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 2. Dividends.

(a) Holders of issued and outstanding Series A Preferred Shares on March 21, 2018 shall be entitled to receive all accrued but unpaid dividends prior to September 30, 2017 in additional Series A Preferred Shares. The total number of additional Series A Preferred Shares to be issued shall be 241,599.

5. Effective date of filing: (optional) March 26, 2018

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X Louis D. Schott

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(b) The Series A Preferred Shares to be issued in lieu of a cash payment of the accrued and unpaid dividends prior to September 30, 2017, is equal to $0.25749 per share.

(c) The holders of the Series A Preferred Shares that were originally issued by the Company after September 30, 2017 shall not be entitled to receive any dividends on those Series A Preferred Shares.